SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 7, 2005
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, First Potomac Realty Trust (the “Company”) hereby amends Item 9.01 of its Current Report on Form 8-K, dated and filed March 7, 2005, for the purpose of filing financial statements and pro forma financial information for the Registrant’s probable acquisition of Enterprise Center in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Company hereby files the following financial statements and pro forma financial information relating to the property set forth below.

(a) Financial Statements of Property Acquired.

Enterprise Center:
Report of Independent Registered Public Accounting Firm
Statement of Revenues and Certain Expenses for the year ended December 31, 2004
Notes to Statement of Revenues and Certain Expenses

(b) Pro Forma Financial Information.

1.	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004.

2.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004.

FIRST POTOMAC REALTY TRUST
PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2004
(Unaudited)

	Historical	(A)	Pro Forma
	First Potomac	Enterprise	First Potomac
	Realty Trust	Center	Realty Trust
Assets

Rental property, net	$463,936,562	$30,211,469	$494,148,031
Cash and cash equivalents	2,532,269	(750,000)	1,782,269
Escrows and reserves	6,301,465	—	6,301,465
Accounts and other receivables, net of allowance for doubtful accounts	2,767,879	—	2,767,879
Accrued straight-line rents, net	2,309,576	—	2,309,576
Deferred costs, net	4,196,229	178,836	4,375,065
Prepaid expenses and other assets	2,023,823	—	2,023,823
Intangibles assets, net	26,008,351	1,339,867	27,348,218

Total assets	$510,076,154	$30,980,172	$541,056,326

Liabilities

Accounts payable and accrued expenses	$4,058,025	$—	$4,058,025
Accrued interest	799,974	—	799,974
Rents received in advance	1,744,022	—	1,744,022
Tenant security deposits	2,804,287	—	2,804,287
Line of credit	39,679,912	11,000,000	50,679,912
Mortgage loans	259,039,281	19,929,850	278,969,131
Deferred market rent	5,266,728	50,322	5,317,050

Total liabilities	313,392,229	30,980,172	344,372,401

Minority interests	18,991,052	—	18,991,052

Shareholders’ equity	177,692,873	—	177,692,873

Total liabilities and shareholders’ equity	$510,076,154	$30,980,172	$541,056,326

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Presentation

     The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company as of December 31, 2004 reflects adjustments related to the Company’s probable acquisition of Enterprise Center for approximately $29.5 million. The Company anticipates closing on this acquisition in the first or second quarter of 2005. The Pro Forma Consolidated Balance Sheet assumes this acquisition occurred on December 31, 2004.

     In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of this probable acquisition have been made. The unaudited Pro Forma Consolidated Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been had the acquisition described above occurred on December 31, 2004, nor does it purport to represent the future financial position of the Company. This unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2004.

Notes and Management Assumptions

     (A) Reflects the Company’s probable acquisition of Enterprise Center at a purchase price of approximately $29.5 million. This probable acquisition will be funded through assumption of a $17.9 million mortgage, with an estimated fair value of $19.9 million, available cash and $11.0 million of borrowings on the Company’s revolving line of credit. The purchase price of this property has been allocated among the building (on an as-if vacant basis), land, tenant improvements, customer and tenant relationships, the origination value of leases and the fair value of at, above or below market leases in accordance with SFAS No. 141, “Business Combinations.”

FIRST POTOMAC REALTY TRUST
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended
December 31, 2004
(Unaudited)

	Historical	(A)	Pro Forma
	First Potomac	Enterprise	First Potomac
	Realty Trust	Center	Realty Trust
Revenues

Rental	36,486,648	2,828,335	39,314,983
Tenant Reimbursement	5,625,683	384,978	6,010,661

Total revenue	42,112,331	3,213,313	45,325,644
Operating Expenses

Property operating	7,574,844	548,367	8,123,211
Taxes and insurance	3,876,998	251,235	4,128,233
General and administrative	4,702,201	22,820	4,725,021
Depreciation and amortization	13,357,377	1,036,888	14,394,265

Total operating expenses	29,511,420	1,859,310	31,370,730

Operating income	12,600,911	1,354,003	13,954,914

Other expenses (income)

Interest expense	11,428,333	1,625,738	13,054,071
Interest and other income	(214,491)	—	(214,491)
Loss on early retirement of debt	753,445	—	753,445

Total other expenses	11,967,287	1,625,738	13,593,025

Income from continuing operations before minority Interest	633,624	(271,735)	361,889

Minority interest	47,395	(24,293)	23,102

Income (loss) from continuing operations	586,229	(247,441)	338,788

Income from continuing opertations per share
Basic and diluted	$0.05		$0.03
Weighted average commons shares outstanding
Basic	11,529,738		11,529,738
Diluted	11,662,334		11,662,334

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS

Presentation

     The accompanying unaudited Pro Forma Consolidated Statement of Operations of the Company for the year ended December 31, 2004 is based on the Consolidated Historical Statement of Operations of the Company adjusted for the probable acquisition of Enterprise Center for approximately $29.5 million. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 assumes this acquisition occurred on January 1, 2004.

     In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of this probable acquisition have been made. The unaudited Pro Forma Consolidated Statement of Operations is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been had the transactions described above occurred on January 1, 2004, nor does it purport to represent the future results of operations of the Company.

Notes and Management Assumptions

     (A) Reflects the operating results of Enterprise Center, including depreciation and amortization expense and an adjustment to rental revenue related to allocation of the purchase price to tenant improvements, customer and tenant relationships, the origination value of leases and the fair value of at, above or below market leases in accordance with SFAS No. 141.

     Interest expense results from assumed debt of $17.9 million at an interest rate of 8.03 percent, fair valued at $19.9 million and an effective interest rate of 5.5 percent. Interest expense also reflects the impact of borrowings incurred on the Company’s revolving line of credit to partially fund the acquisition. The adjustment to minority interest reflects the minority unitholders’, or limited partners’, allocable share of the property’s operating results.

     Property operating expenses have been adjusted to eliminate historical management fees. General and administrative costs reflect additional overhead, accounting and other costs expected to be incurred as a result of this acquisition.

Independent Auditors’ Report

The Board of Trustees and Shareholders
First Potomac Realty Trust:

We have audited the accompanying statement of revenues and certain expenses (as defined in note 2) of Enterprise Center (the Property) (as defined in note 1), for the year ended December 31, 2004. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Rule 3-14 of Regulation S-X and is not intended to be a complete presentation of the revenues and expenses of the Property. As described in note 2, the accompanying statement of revenues and certain expenses excludes some expenses of the Property and may not be comparable with those resulting from the proposed future operations of the Property.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses (as defined in note 2) of Enterprise Center for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

McLean, Virginia
March 10, 2005

ENTERPRISE CENTER

Statement of Revenues and Certain Expenses

Year ended December 31, 2004

Revenues:
Rental (note 4)	$2,837,253
Tenant reimbursements	384,853
Other	125

3,222,231

Certain expenses:
Real estate taxes	232,841
Utilities	216,079
Management fees (note 3)	189,083
Repairs and maintenance	190,294
Janitorial	56,708
Security and other	44,247
Landscaping	41,039
Insurance	18,394

988,685

Revenues in excess of certain expenses	$2,233,546

See accompanying notes to statement of revenues and certain expenses.

ENTERPRISE CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 2004

(1)	Background

Enterprise Center (the Property) consists of four flex office buildings located in Chantilly, Virginia with approximately 189,116 combined square feet. During 2004, the Property was 90.2 percent leased to ten tenants. On January 27, 2005, Enterprise Dulles, LLC, the owner, entered into a purchase and sale agreement with First Potomac Realty Trust (FPRT) for approximately $29.5 million.

(2)	Summary of Significant Accounting Policies and Other Matters

(a)	Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. The statement excludes mortgage interest and depreciation and amortization and accordingly, the statement is not representative of the actual operations for the period presented and also may not be comparable to the expenses expected to be incurred by FPRT in the proposed future operations of the Property.

(b)	Revenue Recognition

Minimum rental revenues are recognized on a straight-line basis over the terms of the respective leases.

(c)	Use of Estimates

The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

ENTERPRISE CENTER

Notes to Statement of Revenues and Certain Expenses

Year ended December 31, 2004

(3)	Management Fees

The Property has a management agreement that provides for base management fees of four percent and asset management fees of two percent of collections of gross revenues, as defined, and for reimbursement of certain direct costs, including on-site management costs incurred in operating the buildings. Total management fees during the year ended December 31, 2004 were $189,083.

(4)	Tenant Leases

The total minimum rents to be received from tenants under noncancelable operating leases in effect at December 31, 2004, relating to the Property are as follows:

2005	$2,898,613
2006	2,001,498
2007	1,918,945
2008	1,467,782
2009	1,273,079
Thereafter	536,865

Total	$10,096,782

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

March 18, 2005	/s/ Barry H. Bass Barry H. Bass Executive Vice President and Chief Financial Officer